EXHIBIT 99


                Precision Auto Care, Inc. Announces Anticipated
          Fourth Quarter Results And Restated Third Quarter Results of
                                   Operations

LEESBURG, VA - September 21, 1998, Precision Auto Care, Inc. (NASDAQ: PACI) today announced that the Company expects to report pro forma combined revenues of $48.1 million and pro forma combined net income of $1.8 million, or $0.32 per share, for the year ended June 30, 1998, compared to pro forma combined revenues of $43.1 million and pro forma combined net income of $1.8 million, or $0.33 per share, for the prior year. Results for the fourth quarter are expected to be pro forma combined revenues of $13.6 million and pro forma combined net loss of $0.7 million, or $0.11 per share, compared to pro forma combined revenues of $10.0 million and pro forma combined net income of $0.0 million, or $0.00 per share, for the fourth quarter of the prior year.

In addition, the Company announced that the manner in which it must account for sales of certain car washes, a lube center, and fast lube buildings negatively affected results of the fourth quarter and will result in a restatement of its unaudited financial statements for the quarter ended March 31, 1998. Previously reported results for the third quarter were pro forma combined revenues of $11.8 million and pro forma combined net income of $1.0 million, or $0.18 per share. After the restatement, the results for the third quarter are expected to be pro forma combined revenues of $11.2 million and pro forma combined net income of $0.7 million, or $0.12 per share, compared to pro forma combined revenues of $10.4 million and pro forma combined net income of $0.4 million, or $0.08 per share for the same period in the prior year.

The Company stated that the results presented herein are preliminary and approximate, and that it expects to issue a press release on the final results for these periods within the next several weeks. Pro forma combined results for all periods presented include the results for the companies acquired in the Company's November 1997 initial public offering and simultaneous merger transaction (the "Merger").

As previously announced, the Company has established a turnkey sales program under which completed and operating Precision Auto Care centers would periodically be sold to franchisees. During the third and fourth quarters, the Company sold car washes and a lube center to franchisees under this program and recorded the related revenues of $1.5 million and gains of $0.9 million on those sales. Because these washes and lube centers were acquired in connection with the Merger, the manner in which the Company must account for such sales is to reduce previously recorded goodwill rather than record the gains into income for the period. Commencing July 1, 1998, the Company will be able to immediately recognize revenues and gains from future sales of car washes and lube centers acquired in connection with the Merger.


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Since the Merger, the Company has been building and selling modular buildings for fast oil change and lube centers. These buildings are sold to customers and installed on a site, allowing them to more rapidly start operations than with a conventional building. The timing for installation of these buildings is dependent on several factors, including zoning, permitting, site selection and site preparation. Eight of the buildings recorded as sales in the third and fourth quarter were not installed during the related periods and under its current contractual arrangements with these customers, the Company must defer recognition of the $1.4 million of revenues and $0.7 million of contribution from these transactions until such time as the buildings are installed.

The Company also reported that it had been negotiating the terms of seven acquisitions that would have added approximately 470 centers and approximately $210 million in system-wide retail sales to the Company's existing retail system of 654 centers and $220 million in system-wide retail sales. (System-wide retail sales include sales of both franchised stores, a portion of which is recognized by the Company as royalty revenue, and Company-owned stores.) The Company had been arranging approximately $150 million of high-yield subordinated debt and real estate financing for use in financing such proposed acquisitions. Given the recent weakness in the high-yield market and the potential impact of the results announced herein, the Company will defer these acquisition and financing activities at the present time. As a result, the Company's results of operations for the quarters ended June 30, 1998 and September 30, 1998 will be adversely impacted by a charge to earnings of approximately $1.5 million in professional fees, deposits and other costs relating to these transactions. Approximately $0.8 million of this charge will apply to the quarter ended June 30, 1998 and $0.7 million will apply to the quarter ended September 30, 1998. In addition, the Company stated that results for the quarter ending September 30, 1998 also will be adversely affected by expenses associated with increases in personnel and other actions undertaken by the Company in anticipation of the completion of these acquisitions.

The Company stated that it is not in compliance with certain of the financial covenants contained in its bank credit agreement and the Company is in the process of seeking waivers or modifications of these covenants from its bank lenders. As the result of acquisitions and increased working capital requirements, the Company has drawn substantially all of the amounts available under its current bank credit facility. The Company requires additional working capital financing and intends to augment amounts available under its bank credit facility with proceeds from real estate based financing transactions which the Company has been pursuing and which are anticipated to be closed in October 1998. While the Company believes that it will be successful in obtaining waivers or modifications of its bank covenants and in closing such real-estate based financing, there can be no assurance that it will be able to do so. In the event that the Company is unable to obtain covenant waivers or modifications from its lender or to complete the real estate financings on a timely basis, the Company's financial condition, results of operations and liquidity will be adversely and materially affected.


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


John F. Ripley, President and CEO of Precision Auto Care, Inc. commented:
"Looking beyond the impact of these accounting adjustments, we remain optimistic about the Company and its future prospects," said Ripley. "Same store sales, the most widely used measure of health in a retail system, were up approximately 4% over last year, the number of franchise sales inquiries has increased, our franchise system and others are positively responding to our two new brands, and our recently redesigned car wash equipment package has received an overwhelmingly positive response in the car wash industry. I look forward to getting these accounting adjustments behind us and focusing on further strengthening the core business," Ripley added.

Precision Auto Care, Inc. (NASDAQ: PACI) is the world's largest franchisor of auto care centers, with 654 operating centers as of June 30, 1998. The Company franchises and operates Precision Tune Auto Care, Precision Auto Wash, and Precision Lube Express centers around the world.

Cautionary Statement: The statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause Precision Auto Care Inc.'s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, (i) the risks and uncertainties reflected and set forth in the text of this press release, (ii) the fact that Precision Auto Care Inc. and the companies it acquired on and subsequent to the date of its initial public offering have only recently conducted operations as a combined company, (iii) the seasonal nature of portions of the business, (iv) the highly competitive markets in which Precision Auto Care Inc. operations, (v) difficulties in integrating all of the businesses Precision Auto Care Inc. has acquired, (vi) risks associated with Precision Auto Care Inc.'s ability to continue its strategy of growth through acquisitions and (vii) risks associated with Company's ability to make or effect acquisitions in the future and to successfully integrate newly-acquired businesses into existing operations and the risks associated with such newly-acquired businesses.


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